Exhibit 99.1

FOR IMMEDIATE RELEASE	NEW YORK, NY

August 2, 2005

IAC REPORTS Q2 RESULTS

IAC/InterActiveCorp (Nasdaq: IACI) reported Q2 results today.  The previously announced spin-off of Expedia, Inc. (“Expedia”) is expected to occur next week, with IAC and Expedia beginning trading as independent public companies on August 9, 2005.  Given the short time between our quarterly results and the spin-off date, we are providing below IAC’s operating results excluding Expedia.  Expedia’s results are available in a separate release, also issued today. IAC’s consolidated results (including Expedia) are summarized further below and provided in full later in this release.

Excluding Expedia’s results, IAC reported the following:

	As if Expedia is a Discontinued Operation in Q2
	Q2 2005	Q2 2004	Growth
	$ in millions
Revenue	$1,405.4	$976.6	44%
Operating Income Before Amortization	$124.3	$89.3	39%
Operating Income	$66.5	$29.3	127%

In line with our goal of simplifying and streamlining how we view and report IAC, we have introduced sector reporting that corresponds to the broad areas of interactivity in which we operate: Retailing, Services, Media & Advertising, and Membership & Subscriptions.  We also report the performance of our Emerging Businesses and our corporate expenses.  Please see page 2 for these sector results.

Each of the IAC sectors delivered double digit gains despite softness at HSN – U.S.  The two largest sectors, Retailing and Services, grew by more than 40% driven primarily by the acquisition of Cornerstone Brands, a strong contribution from LendingTree and a robust summer concert season.

“This is an excellent beginning for the new IAC in our first report as a  balanced enterprise of interactive businesses – and the first rate results of Expedia underscore the positive rationale for separating the assets, providing clarity in the growth of both the IAC businesses as well as the purely travel Expedia,” said Chairman and CEO, Barry Diller.

Including Expedia’s results, IAC reported the following:

•                  Revenue up 34% to $2.0 billion

•                  Operating Income Before Amortization up 24% to $308.2 million

•                  Operating income up 58% to $172.6 million

•                  Net income of $618.1 million; Diluted EPS of $0.89.  These include after-tax gains from the sale of Euvia and the VUE interests of $79.6 million and $322.1 million, respectively

•                  Adjusted Net Income up 23% to $214.9 million; Adjusted EPS up 34% to $0.30

Please see page 8 for GAAP financial statements and page 15 for definitions of non-GAAP measures.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

SECTOR RESULTS

The sector results below are presented as if IAC treated Expedia as a discontinued operation in Q2. Accordingly, certain corporate expenses, primarily non-cash compensation recognized by IAC related to Expedia employees have been excluded from these results ($ in millions).

	Q2 2005	Q2 2004	Growth
REVENUE
Retailing	$761.6	$517.5	47%
Services	475.8	312.2	52%
Media & Advertising	11.5	6.9	66%
Membership & Subscriptions	161.3	145.6	11%
Emerging Businesses	6.2	0.2	2422%
Other	(11.1)	(5.9)	-87%
Total	$1,405.4	$976.6	44%

OPERATING INCOME BEFORE AMORTIZATION
Retailing	$58.7	$42.0	40%
Services	83.7	56.5	48%
Media & Advertising	1.9	(4.3)	NM
Membership & Subscriptions	23.6	19.4	21%
Emerging Businesses	(3.4)	(1.1)	-221%
Corporate and other	(40.2)	(23.3)	-73%
Total	$124.3	$89.3	39%

OPERATING INCOME (LOSS)
Retailing	$42.9	$28.4	51%
Services	66.6	43.5	53%
Media & Advertising	1.8	(16.0)	NM
Membership & Subscriptions	14.7	9.3	59%
Emerging Businesses	(3.5)	(1.3)	-163%
Corporate and other	(56.1)	(34.5)	-62%
Total	$66.5	$29.3	127%

For GAAP purposes Expedia will be treated as a discontinued operation by IAC beginning in Q3.

Please see page 13 for further segment detail and reconciliations to the comparable GAAP measure.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DISCUSSION OF FINANCIAL AND OPERATING RESULTS

Retailing:

	Q2 2005	Q2 2004	Growth
	$ in millions
Revenue
U.S.	$667.1	$438.2	52%
International	94.5	79.3	19%
	$761.6	$517.5	47%
Operating Income Before Amortization
U.S.	$59.0	$41.6	42%
International	(0.3)	0.4	NM
	$58.7	$42.0	40%
Operating Income
U.S.	$43.5	$28.3	54%
International	(0.6)	0.1	NM
	$42.9	$28.4	51%

Retailing results were driven primarily by the acquisition of Cornerstone Brands (“Cornerstone”) in April.

The U.S. segment consists of HSN and the Cornerstone catalog and internet brands.  HSN had a disappointing second quarter with modest year over year sales growth as performance was impacted by disappointing sales productivity in several merchandise categories, and certain product mix effects.  Operating income before amortization grew at a slower rate than revenue for the U.S. segment because the Cornerstone brands typically operate at lower percentage margins than HSN and they were included in Q2 2005, but not in the prior year period.

Stronger performance at HSE Germany contributed to higher International revenue, which increased 14% excluding the benefit of foreign exchange.  International profit declined due to an arbitration settlement in connection with a former Spanish language service.  Results for Euvia, the sale of which was completed in Q2, are included in discontinued operations and prior periods have been restated accordingly.

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Services:

	Q2 2005	Q2 2004	Growth
	$ in millions
Revenue
Ticketing	$257.8	$195.1	32%
Financial Services and Real Estate	130.3	44.6	192%
Teleservices	77.0	72.5	6%
Home Services	10.6	—	NM
	$475.8	$312.2	52%
Operating Income Before Amortization
Ticketing	$62.7	$46.7	34%
Financial Services and Real Estate	15.0	5.6	166%
Teleservices	2.4	4.2	-43%
Home Services	3.6	—	NM
	$83.7	$56.5	48%
Operating Income
Ticketing	$55.3	$40.5	37%
Financial Services and Real Estate	6.2	(1.2)	NM
Teleservices	2.4	4.2	-43%
Home Services	2.7	—	NM
	$66.6	$43.5	53%

Services results were driven primarily by contribution from LendingTree and higher ticket sales.

Ticketing results were driven by 32% higher worldwide ticket sales. Domestic ticketing revenue increased 28%, benefiting from a considerably stronger summer concert season as compared to the prior year period and 5% higher average revenue per ticket.  International revenue grew by 45%, or 39% excluding the benefit of foreign exchange, driven primarily by Ticketmaster’s purchase of the remaining interest in its Australian joint venture in April 2005, acquisitions in Sweden and Finland in 2004, and strong ticket sales in Canada and Ireland.  These effects on international revenue were offset by lower revenue per ticket due to geographic mix and the absence of license income related to the 2004 Olympics. Ticketing profit growth reflects higher revenue, partially offset by higher domestic ticket royalties and increased costs associated with the development and support of ticketing technology.

Financial Services and Real Estate results were driven principally by 194% higher revenue per transaction, reflecting LendingTree’s strategy to close in its own name a portion of the loans sourced through the LendingTree network.  The dollar value of closed loans rose 7% in the period to $8.4 billion, with higher purchase activity and flat refinance activity.  Real Estate revenue increased due to a higher number of closings and referrals, which partially benefited from the acquisition of iNest and integration of ServiceMagic’s real estate business. Financial Services and Real Estate profit growth was due primarily to higher revenue per closing, partially offset by increased marketing costs and Real Estate customer rebates.  Operating income was further impacted by increased amortization of intangible assets.

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Media & Advertising

	Q2 2005	Q2 2004	Growth
	$ in millions
Revenue	$11.5	$6.9	66%
Operating Income Before Amortization	$1.9	$(4.3)	NM
Operating Income	$1.8	$(16.0)	NM

Media & Advertising results were driven primarily by higher revenue at Citysearch which benefited from strength in its pay-for-performance business, lower operating costs and decreased amortization of intangibles.  This was Citysearch’s first-ever profitable quarter.  Media & Advertising will include Ask Jeeves beginning in Q3.

Membership & Subscriptions:

	Q2 2005	Q2 2004	Growth
	$ in millions
Revenue
Vacations	$67.8	$63.7	6%
Personals	61.2	48.5	26%
Discounts	33.1	34.0	-3%
Intra-sector Elimination	(0.7)	(0.6)	-14%
	$161.3	$145.6	11%
Operating Income Before Amortization
Vacations	$25.8	$21.5	20%
Personals	10.4	9.5	9%
Discounts	(12.7)	(11.6)	-9%
	$23.6	$19.4	21%
Operating Income
Vacations	$19.5	$15.2	28%
Personals	9.5	7.8	22%
Discounts	(14.3)	(13.7)	-4%
	$14.7	$9.3	59%

Membership & Subscriptions results were driven primarily by membership and subscriber growth.

Vacations results were driven primarily by increases in membership revenue, higher exchange confirmations and higher average fees. Vacations profit growth was due to higher revenue, lower selling and marketing expenses, and a higher percentage of online transactions, partially offset by higher general and administrative expenses.

Personals results were driven largely by a 13% increase in paid subscribers and higher average revenue per paid subscriber.  Personals profit growth was the result of higher revenue and lower operating expenses, including depreciation, partially offset by higher marketing expenses in connection with Match.com’s marketing campaign which began in Q1.  Lower amortization of intangibles also contributed to higher operating income.

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OTHER ITEMS

Excluding the results of Expedia, which have been presented here as a discontinued operation in Q2, Operating Income Before Amortization was impacted by a 73% increase in corporate and other expense to $40.2 million, driven mainly by transaction expenses related to the spin-off of $9.1 million in Q2 and $14 million year-to-date. Operating income was impacted by the increase noted above, plus slightly higher non-cash compensation expense.

As noted on page 1, net income was impacted by the sale of Euvia and the VUE common and preferred interests in Q2, resulting in pre-tax gains of $129.3 million and $523.5 million, and after-tax gains of $79.6 million and $322.1 million, respectively. Net income was also impacted by a $62.8 million tax benefit related to the write-off of the Company’s investment in TVTS.

The consolidated effective tax rates for continuing operations and adjusted net income were 39% in Q2 2005 compared to 39% and 37%, respectively, in Q2 2004.  Q2 2005 effective tax rates were higher than the federal statutory rate of 35% due principally to state taxes and non-deductible transaction expenses related to the spin-off.  The Q2 2005 effective tax rate for continuing operations was further impacted by the non-deductible amortization of non-cash compensation.  Q2 2004 effective tax rates were higher than the federal statutory rate principally due to state taxes and the effective tax rate for continuing operations was further impacted by non-deductible amortization of intangibles.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2005, IAC, on a consolidated basis, had $4.7 billion in cash and marketable securities.  This includes $264 million in net funds collected on behalf of clients by Ticketing and $758.3 million in combined deferred merchant bookings and deferred revenue at Expedia.  As of June 30, 2005, IAC had total debt of $1.6 billion, $789.9 million of which is included in current maturities.  Total debt consists mainly of 7.00% Senior Notes due 2013, 6.75% Senior Notes due 2005, and short-term borrowings at LendingTree Loans, and does not include IAC’s convertible preferred stock with a balance sheet carrying value based on the par value of $0.01 per share and an aggregate face value of $656 million.  Substantially all of the shares of the convertible preferred stock will be redeemed in connection with the spin-off.

As of June 30, 2005, IAC would have had approximately $1.8 billion in net cash and marketable securities, pro forma for the acquisition of Ask Jeeves (including the assumption of cash and convertible debt), the spin-off of Expedia, redemption of substantially all of IAC’s convertible preferred, taxes to be paid in connection with IAC’s sale of the VUE interests, the maturity of IAC’s 6 3/4 % Senior Notes, and excluding LendingTree Loans’ debt that is non-recourse to IAC.

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OPERATING METRICS

		Q2 2005	Q2 2004	Growth
RETAILING
Retailing - U.S.
Units Shipped (mm)		12.8	9.5	34%
Gross Profit %		39.0%	38.0%
Return Rate		16.6%	16.9%
Average price point		$57.17	$50.32	14%
Internet %	(a)	23%	15%
HSN total homes - end of period (mm)		88.7	84.1	5%
Catalogs Mailed (mm)		109.3	16.8	552%

SERVICES
Ticketing
Number of tickets sold (mm)		30.8	23.3	32%
Gross value of tickets sold (mm)		$1,705	$1,270	34%

Financial Services & Real Estate
Loan closings - units (000s)	(b)	71.4	70.1	2%
Loan closings - dollars (mm)	(b)	$8,360	$7,847	7%
Real Estate closings - units (000s)		4.0	2.6	53%
Real Estate closings - dollars (mm)		$984.2	$647.3	52%
Total transactions - units (000s)	(c)	1,664	1,672	0%
Revenue per transaction		$78.31	$26.68	194%

MEDIA & ADVERTISING
Citysearch average monthly unique users (mm)	(d)	13.0	7.2	80%

MEMBERSHIP & SUBSCRIPTIONS
Vacations
Members (000s)		1,743	1,651	6%
Confirmations (000s)		216	211	2%
Share of confirmations online		20.5%	17.5%

Personals
Paid Subscribers (000s)		1,127.9	997.6	13%

(a)          Internet % is Internet demand as a percent of total Retailing - U.S. demand excluding Liquidations and Services.

(b)         Loan closings consist of direct loans and loans through the exchange.

(c)          Transactions are comprised of lending and real estate transmits and closings.  For qualifying forms sent to multiple parties, each transmit is counted as a transaction.

(d)         Internal estimate.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited; $ in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Service revenue	$1,160,649	$919,312	$2,177,151	$1,764,470
Product sales	799,567	543,988	1,426,269	1,131,320
Net revenue	1,960,216	1,463,300	3,603,420	2,895,790
Cost of sales-service revenue	418,434	331,356	783,638	656,388
Cost of sales-product sales	486,989	336,238	869,817	701,506
Gross profit	1,054,793	795,706	1,949,965	1,537,896

Selling and marketing expense	423,092	295,649	760,674	599,415
General and administrative expense	234,947	171,041	447,842	336,250
Other operating expense	27,606	21,063	54,931	41,141
Amortization of cable distribution fees	17,054	17,811	33,781	35,033
Amortization of non-cash distribution and marketing expense	3,485	4,733	3,917	11,072
Amortization of non-cash compensation expense	59,382	55,342	109,910	124,310
Amortization of intangibles	72,828	78,511	147,204	156,808
Depreciation expense	43,848	42,286	87,991	83,914
Operating income	172,551	109,270	303,715	149,953

Other income (expense):
Interest income	45,741	48,126	99,750	93,334
Interest expense	(18,946)	(19,457)	(40,609)	(38,850)
Gain on sale of VUE	523,487	—	523,487	—
Equity in the income of VUE	43,126	11,038	21,960	10,686
Equity in the income of unconsolidated affiliates and other	19,080	5,195	24,000	12,370
Total other income, net	612,488	44,902	628,588	77,540

Earnings from continuing operations before income taxes and minority interest	785,039	154,172	932,303	227,493
Income tax expense	(304,327)	(59,417)	(376,039)	(88,241)
Minority interest in income of consolidated subsidiaries	(1,469)	(974)	(1,820)	(1,485)
Earnings from continuing operations	479,243	93,781	554,444	137,767
Gain on sale of Euvia, net of tax	79,648	—	79,648	—
Income (loss) from discontinued operations, net of tax	62,492	(20,585)	59,502	(23,044)
Earnings before preferred dividends	621,383	73,196	693,594	114,723
Preferred dividends	(3,263)	(3,262)	(6,526)	(6,526)
Net earnings available to common shareholders	$618,120	$69,934	$687,068	$108,197

Earnings per share
Basic earnings per share from continuing operations	$0.74	$0.13	$0.82	$0.19
Diluted earnings per share from continuing operations	$0.68	$0.12	$0.76	$0.17

Basic earnings per share	$0.96	$0.10	$1.02	$0.16
Diluted earnings per share	$0.89	$0.09	$0.95	$0.14

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IAC CONSOLIDATED BALANCE SHEET

(unaudited; $ in thousands)

	June 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,492,039	$1,099,698
Restricted cash and cash equivalents	69,414	41,377
Marketable securities	2,143,878	2,409,745
Accounts and notes receivable, net	611,298	497,485
Loans available for sale, net	427,383	206,256
Inventories, net	388,129	240,977
Deferred income taxes	170,450	109,752
Assets held for sale	5,149	339,880
Other current assets	256,178	170,597
Total current assets	6,563,918	5,115,767

Computer and broadcast equipment	852,998	789,236
Buildings and leasehold improvements	175,504	163,972
Furniture and other equipment	181,487	158,298
Land	20,394	21,168
Projects in progress	147,528	71,247
	1,377,911	1,203,921
Less: accumulated depreciation and amortization	(801,085)	(695,238)
Total property, plant and equipment	576,826	508,683

Goodwill	11,741,157	11,210,964
Intangible assets, net	2,540,096	2,333,663
Long-term investments	119,085	1,609,335
Preferred interest exchangeable for common stock	—	1,428,530
Cable distribution fees, net	57,109	77,484
Notes receivable and advances, net of current portion	625	615
Deferred charges and other	177,026	105,075
Non-current assets of discontinued operations	7,731	8,749
TOTAL ASSETS	$21,783,573	$22,398,865
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term obligations and short-term borrowings	$789,862	$562,966
Accounts payable, trade	941,253	787,915
Accounts payable, client accounts	316,635	176,921
Accrued distribution fees	33,979	36,904
Deferred merchant bookings	750,804	361,199
Deferred revenue	128,514	104,611
Income tax payable	1,342,644	57,093
Liabilities held for sale	—	295,773
Other accrued liabilities	533,358	476,152
Current liabilities of discontinued operations	33,641	32,904
Total current liabilities	4,870,690	2,892,438

Long-term obligations, net of current maturities	794,272	796,715
Other long-term liabilities	147,683	151,580
Non-current liabilities of discontinued operations	8,319	5,546
Deferred income taxes	1,631,339	2,479,678
Common stock exchangeable for preferred interest	—	1,428,530
Minority interest	86,246	39,074

SHAREHOLDERS’ EQUITY
Preferred stock	131	131
Common stock	7,021	6,970
Class B convertible common stock	646	646
Additional paid-in capital	15,637,219	14,058,797
Retained earnings	3,115,828	2,428,760
Accumulated other comprehensive income	32,777	81,051
Treasury stock	(4,543,600)	(1,966,053)
Note receivable from key executive for common stock issuance	(4,998)	(4,998)
Total shareholders’ equity	14,245,024	14,605,304
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,783,573	$22,398,865

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IAC CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; $ in thousands)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Earnings from continuing operations	$554,444	$137,767
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	235,195	240,722
Amortization of non-cash distribution and marketing expense	3,917	11,072
Amortization of non-cash compensation expense	109,910	124,310
Amortization of cable distribution fees	33,781	35,033
Amortization of deferred financing costs	—	161
Deferred income taxes	(1,023,239)	(56,212)
Gain on sale of VUE	(523,487)	—
Equity in income of unconsolidated affiliates, including VUE	(32,560)	(20,319)
Non-cash interest income	(29,127)	(24,518)
Minority interest in income of consolidated subsidiaries	1,820	1,485
Increase in cable distribution fees	(14,850)	(14,732)
Changes in current assets and liabilities:
Accounts and notes receivable	(17,459)	26,549
Loans available for sale	(221,076)	—
Inventories	(52,985)	(19,699)
Prepaids and other assets	(54,612)	(45,621)
Accounts payable and accrued liabilities	1,421,803	192,516
Deferred revenue	30,951	19,365
Deferred merchant bookings	388,907	295,429
Funds collected by Ticketmaster on behalf of clients, net	120,170	50,159
Other, net	(16,012)	10,749
Net cash provided by operating activities	915,491	964,216
Cash flows provided by (used in) investing activities:
Acquisitions, net of cash acquired	(712,409)	(286,928)
Capital expenditures	(143,419)	(99,629)
(Increase) decrease in long-term investments and notes receivable	(33,012)	21,818
Purchase of marketable securities	(2,427,212)	(2,180,134)
Proceeds from sale of marketable securities	2,718,188	2,084,851
Proceeds from sale of VUE	1,882,291	—
Proceeds from sale of Euvia	183,016	—
Other, net	19,191	1,082
Net cash provided by (used in) investing activities	1,486,634	(458,940)
Cash flows used in financing activities:
Warehouse loan borrowings, net	217,152	—
Principal payments on long-term obligations	(37,238)	(729)
Purchase of treasury stock by IAC	(1,172,653)	(249,463)
Proceeds from subsidiary stock, including stock options	555	—
Proceeds from issuance of common stock, including stock options	28,477	65,949
Preferred dividends	(6,526)	(6,526)
Other, net	(3,326)	4,766
Net cash used in financing activities	(973,559)	(186,003)
Net cash (used in) provided by discontinued operations	(3,391)	6,368
Effect of exchange rates changes on cash and cash equivalents	(32,834)	(3,497)
Net increase in cash and cash equivalents	1,392,341	322,144
Cash and cash equivalents at beginning of period	1,099,698	859,618
Cash and cash equivalents at end of period	$2,492,039	$1,181,762

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions):

		Avg. Strike /	As of
	Shares	Conversion	7/25/05	Dilution at:

Average Share Price			$26.78	$30.00	$35.00	$40.00	$45.00

Absolute Shares as of 7/25/05	669.0		669.0	669.0	669.0	669.0	669.0

RSUs	11.3		11.3	11.3	11.3	11.3	11.3
Options	91.9	$14.21	27.0	28.8	31.2	33.1	34.7
Warrants	71.9	$24.82	11.0	14.4	19.6	25.9	30.8
Convertible Notes	8.6	$13.34	8.6	8.6	8.6	8.6	8.6
Convertible Preferred	19.4	$33.75	0.0	0.0	19.4	20.2	20.8
		(initial)
Total Treasury Method Dilution			58.0	63.1	90.2	99.2	106.3
% Dilution			8.0%	8.6%	11.9%	12.9%	13.7%
Total Treasury Method Diluted Shares Outstanding			727.0	732.1	759.3	768.2	775.3

IAC has outstanding approximately 12.4 million shares of restricted stock and restricted stock units (“RSUs”), which generally vest over five years from date of grant, including 5.6 million issued in 2005, and 1.1 million which will be settled in cash and therefore have no dilutive effect.

The shares above reflect the acquisition of Ask Jeeves on July 19, 2005.  The shares above do not reflect the reverse 1-for-2 stock split IAC intends to do immediately prior to, and the adjustments as a result of, the spin-off of Expedia.  Also, in connection with the spin-off, holders of over 99% of IAC’s convertible preferred stock elected to receive $50 in cash per share plus accrued and unpaid dividends in return for their shares. This amount will be paid upon completion of the spin-off.

IAC has repurchased 52.8 million shares year-to-date under its authorized plan through July 31, at an average price of $22.21, including 48 million shares purchased during Q2 at an average price of $22.24. Additionally, IAC repurchased 56.6 million shares in connection with the VUE transaction.

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

(unaudited; in millions)

	Six Months Ended June 30,
	2005	2004
Net Cash Provided by Operating Activities	$915.5	$964.2
Warehouse loans payable	217.2	—
Capital expenditures	(143.4)	(99.6)
Preferred dividend paid	(6.5)	(6.5)
Free Cash Flow	$982.8	$858.1

For the six months ended June 30, 2005, consolidated free cash flow increased by $124.7 million due primarily to higher earnings, an increased contribution to working capital from deferred merchant bookings and deferred revenue at Expedia, and Ticketing client cash, offset by increases in accounts receivable at Expedia and Retailing, higher cash taxes paid, higher capital expenditures and higher inventory at Retailing.  Free Cash Flow includes an increase in warehouse loans payable in Financial Services and Real Estate, which is offset by a use of working capital related to an increase in loans held for sale.  Deferred merchant bookings and deferred revenue at Expedia contributed $391.0 million to the change in operating cash flows during the period, versus $292.0 million in the prior year.  Ticketing client cash contributed $120.2 million to the change in operating cash flows, versus $50.2 million in the prior year.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(unaudited; $ in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Diluted earnings per share	$0.89	$0.09	$0.95	$0.14
GAAP diluted weighted average shares outstanding	700,355	750,622	727,417	751,395
Net income	$618,120	$69,934	$687,068	$108,197
Amortization of distribution and marketing expense	3,485	4,733	3,917	11,072
Amortization of compensation expense	59,382	55,342	109,910	124,310
Amortization of intangibles	72,828	78,511	147,204	156,808
Gain on sale of Euvia, net of tax	(79,648)	—	(79,648)	—
Discontinued operations, net of tax	(62,492)	20,585	(59,502)	23,044
Gain on sale of VUE	(523,487)	—	(523,487)	—
Equity in the income of VUE	(43,126)	(11,038)	(21,960)	(10,686)
Impact of income taxes and minority interest	166,559	(45,926)	121,569	(103,217)
Preferred dividends	3,263	3,262	6,526	6,526
Adjusted Net Income	$214,884	$175,403	$391,597	$316,054

Adjusted EPS weighted average shares outstanding	711,046	776,534	737,329	777,031

Adjusted EPS	$0.30	$0.23	$0.53	$0.41

GAAP Basic weighted average shares outstanding	643,716	698,564	670,958	698,032
Options, warrants and restricted stock, treasury method	37,205	52,058	37,025	53,363
Conversion of preferred shares to common (if applicable)	19,434	—	19,434	—
GAAP Diluted weighted average shares outstanding	700,355	750,622	727,417	751,395

Add’l restricted shares and convertible preferred (if applicable)	10,691	25,912	9,912	25,636
Adjusted EPS shares outstanding	711,046	776,534	737,329	777,031

For adjusted EPS purposes, the impact of RSU’s is based on the weighted average amount of RSU’s outstanding as compared with shares outstanding for GAAP purposes, which includes RSU’s on a treasury method basis.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP Q2 AND YTD

(unaudited; $ in millions; rounding differences may occur)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue
Retailing:
U.S.	$667.1	$438.2	$1,165.1	$906.0
International	94.5	79.3	195.4	172.6
Total Retailing	761.6	517.5	1,360.5	1,078.5
Services:
Ticketing	257.8	195.1	469.1	397.4
Financial Services & Real Estate	130.3	44.6	236.2	84.3
Teleservices	77.0	72.5	154.1	144.3
Home Services	10.6	—	18.3	—
Total Services	475.8	312.2	877.7	626.1
Media & Advertising	11.5	6.9	20.5	12.7
Membership & Subscriptions:
Vacations	67.8	63.7	142.8	133.1
Personals	61.2	48.5	115.3	97.3
Discounts	33.1	34.0	57.7	60.3
Intra-sector elimination	(0.7)	(0.6)	(0.7)	(0.6)
Total Membership & Subscriptions	161.3	145.6	315.1	290.1
Expedia, Inc.	555.0	487.0	1,040.1	900.2
Emerging Businesses	6.2	0.2	10.0	0.2
Other	(11.3)	(6.2)	(20.4)	(12.2)
Total Revenue	$1,960.2	$1,463.3	$3,603.4	$2,895.8

Operating Income Before Amortization
Retailing:
U.S.	$59.0	$41.6	$115.5	$83.2
International	(0.3)	0.4	2.5	1.7
Total Retailing	58.7	42.0	118.0	84.8
Services:
Ticketing	62.7	46.7	109.7	93.5
Financial Services and Real Estate	15.0	5.6	24.7	8.7
Teleservices	2.4	4.2	6.6	7.4
Home Services	3.6	—	5.6	—
Total Services	83.7	56.5	146.7	109.6
Media & Advertising:	1.9	(4.3)	1.0	(9.0)
Membership & Subscriptions:
Vacations	25.8	21.5	58.9	47.6
Personals	10.4	9.5	15.9	15.9
Discounts	(12.7)	(11.6)	(24.7)	(20.2)
Total Membership & Subscriptions	23.6	19.4	50.1	43.2
Expedia, Inc.	177.4	155.4	317.4	257.0
Emerging Businesses	(3.4)	(1.1)	(5.9)	(1.8)
Corporate Expense and other	(33.7)	(20.1)	(62.6)	(41.8)
Total Operating Income Before Amortization	$308.2	$247.9	$564.7	$442.1

Amortization of Non-Cash Items
Retailing:
U.S.	$15.5	$13.2	$28.7	$26.5
International	0.3	0.3	0.7	0.7
Total Retailing	15.8	13.6	29.4	27.1
Services:
Ticketing	7.4	6.2	14.4	12.4
Financial Services and Real Estate	8.8	6.8	21.8	13.4
Teleservices	—	—	—	—
Home Services	0.9	—	0.5	—
Total Services	17.1	13.0	36.7	25.8
Media & Advertising	0.1	11.7	0.1	23.8
Membership & Subscriptions:
Vacations	6.3	6.3	12.6	12.6
Personals	0.9	1.7	1.9	5.2
Discounts	1.6	2.1	3.3	4.3
Total Membership & Subscriptions	8.8	10.2	17.8	22.1
Expedia, Inc.	36.2	35.4	68.6	70.5
Emerging Businesses	0.1	0.3	0.2	0.3
Corporate Expense and other	57.5	54.4	108.3	122.5
Total amortization of non-cash items	$135.7	$138.6	$261.0	$292.2

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP – continued
(unaudited; $ in millions; rounding differences may occur)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Operating Income
Retailing
U.S.	$43.5	$28.3	$86.8	$56.7
International	(0.6)	0.1	1.9	1.0
Total Retailing	42.9	28.4	88.7	57.7
Services:
Ticketing	55.3	40.5	95.3	81.1
Financial Services and Real Estate	6.2	(1.2)	2.9	(4.7)
Teleservices	2.4	4.2	6.6	7.4
Home Services	2.7	—	5.2	—
Total Services	66.6	43.5	110.0	83.8
Media and Advertising	1.8	(16.0)	0.9	(32.8)
Membership & Subscriptions:
Vacations	19.5	15.2	46.3	35.0
Personals	9.5	7.8	13.9	10.7
Discounts	(14.3)	(13.7)	(27.9)	(24.5)
Total Membership & Subscriptions:	14.7	9.3	32.3	21.1
Expedia, Inc.	141.2	120.0	248.8	186.5
Emerging Businesses	(3.5)	(1.3)	(6.1)	(2.1)
Corporate Expense and other	(91.2)	(74.5)	(170.8)	(164.3)
Total operating income	172.6	109.3	303.7	150.0
Total other income (expense), net	612.5	44.9	628.6	77.5
Earnings from cont. operations before income taxes and min. int.	785.0	154.2	932.3	227.5
Income tax expense	(304.3)	(59.4)	(376.0)	(88.2)
Minority interest	(1.5)	(1.0)	(1.8)	(1.5)
Earnings from continuing operations	479.2	93.8	554.4	137.8
Gain on sale of Euvia, net of tax	79.6	—	79.6	—
Discontinued operations, net of tax	62.5	(20.6)	59.5	(23.0)
Earnings before preferred dividends	621.4	73.2	693.6	114.7
Preferred dividends	(3.3)	(3.3)	(6.5)	(6.5)
Net earnings available to common shareholders	$618.1	$69.9	$687.1	$108.2

Supplemental: Depreciation expense
Retailing
U.S.	$10.3	$10.2	$20.5	$20.4
International	1.9	2.5	4.3	5.1
Total Retailing	12.2	12.7	24.8	25.5
Services:
Ticketing	9.5	7.7	18.3	15.0
Financial Services and Real Estate	1.5	0.9	2.9	1.8
Teleservices	3.7	4.6	7.5	9.4
Home Services	0.2	—	0.4	—
Total Services	15.0	13.2	29.1	26.2
Media and Advertising	0.9	1.1	2.1	2.0
Membership & Subscriptions:
Vacations	1.7	2.1	3.5	4.4
Personals	1.9	3.3	4.8	6.6
Discounts	1.2	0.9	2.3	1.8
Total Membership & Subscriptions:	4.7	6.3	10.6	12.8
Expedia, Inc.	9.1	7.6	17.6	14.8
Emerging Businesses	0.1	0.0	0.1	0.0
Corporate Expense and other	1.8	1.3	3.6	2.6
Total depreciation expense	$43.8	$42.3	$88.0	$83.9

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DEFINITIONS OF NON-GAAP MEASURES

Operating Income Before Amortization is defined as operating income excluding: (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions, if applicable, and (4) one-time items, if applicable.  We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses.  Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation, non-cash payments to partners, and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders excluding: (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions, if applicable, (4) equity income or loss from IAC’s 5.44% interest in VUE and gain on the sale of IAC’s interest in VUE, (5) one-time items, net of related tax, and minority interest, if applicable and (6) discontinued operations, net of tax.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by weighted fully diluted shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants per the treasury stock method and include all shares relating to restricted stock/share units (“RSU”) in shares outstanding for Adjusted EPS.  This differs from the GAAP method for including RSUs, which treats them on a treasury method basis.  In addition, convertible instruments are assumed to be converted in determining shares outstanding for Adjusted EPS, if the effect is dilutive.  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s passive former ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, including preferred dividends received from VUE, less capital expenditures, investments to fund Retailing International unconsolidated operations and preferred dividends paid by IAC. In addition, Free Cash Flow includes tax distributions on the VUE common and preferred interests upon receipt of the distributions by IAC. For purposes of Free Cash Flow, we also include changes in warehouse loans payable in Financial Services and Real Estate due to the close connection that exists with changes in loans held by sale which are included in cash provided by operations.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

We endeavor to compensate for the limitations of the non-GAAP measures presented by also providing the comparable GAAP measures, GAAP financial statements, and descriptions of the reconciling items and adjustments, to derive the non-GAAP measures.  For IAC’s Principles of Financial Reporting, a detailed explanation of why we believe these non-GAAP measures are useful to investors and management, please refer to IAC’s website at www.iac.com/investors.htm.

OTHER INFORMATION

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the company’s Q2 financial results and certain forward-looking information on Tuesday, August 2, 2005, at 10:00 a.m. Eastern Time (ET).  The live audiocast is open to the public at www.iac.com/investors.htm.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to IAC’s anticipated financial performance, business prospects, new developments, pending transactions and similar matters, and/or statements that use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “believes” and similar expressions.  These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in the forward-looking statements included in this report for a variety of reasons, including, among others: adverse changes in economic conditions generally or in any of the markets or industries in which IAC’s businesses operate, changes in senior management at IAC and/or its businesses, the rate of growth of the Internet, the e-commerce industry and broadband access, the rate of online migration in the various markets and industries in which IAC’s businesses operate, the ability of IAC to expand successfully in international markets, the successful completion of pending corporate transactions and the integration of acquired businesses, and the integrity, security and redundancy of the systems and networks of IAC and its businesses. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors also could have a material adverse effect on IAC’s business, financial condition and results of operations. In light of these risks and uncertainties, the forward-looking statements discussed in this press release may not occur. Accordingly, readers should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC is not under any obligation and does not intend to publicly update or review any of these forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

ADDITIONAL INFORMATION ABOUT THE SPIN-OFF

As previously announced, IAC intends to spin-off its travel-related businesses into a separate publicly-traded company. In connection with the proposed spin-off, IAC has filed a proxy statement/prospectus with the SEC. Stockholders of IAC are urged to read the proxy statement/prospectus, because it contains important information about IAC, the proposed spin-off transaction and related matters. Investors and security holders can obtain free copies of the proxy statement/prospectus by contacting Investor Relations, IAC/InterActiveCorp, Carnegie Hall Tower, 152 W. 57th Street, 42nd Floor, New York, NY 10019 (Telephone: (212) 314-7400). Investors and security holders can also obtain free copies of the proxy statement/prospectus and other documents filed by IAC and Expedia with the SEC in connection with the proposed spin-off at the SEC’s web site at www.sec.gov. In addition to the proxy statement, IAC files annual, quarterly and current reports, proxy statements and other information with the SEC, each of which should be available at the SEC’s web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by IAC at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information.

About IAC/InterActiveCorp

IAC operates leading and diversified businesses in sectors being transformed by the internet, online and offline... our mission is to harness the power of interactivity to make daily life easier and more productive for people all over the world. To view a full list of the companies of IAC please visit our website at http://iac.com

Contact Us

IAC Investor Relations

Roger Clark / Eoin Ryan

(212) 314-7400

IAC Corporate Communications

Deborah Roth / Andrea Riggs

(212) 314-7254 / 7280

IAC/InterActiveCorp

152 West 57th Street, 42nd Floor New York, NY 10019  212.314.7300 Fax 212.314.7309  http://iac.com

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